Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 29, 2024, with respect to the consolidated financial statements of Akili, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

February 29, 2024